UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 14, 2011

Cano Petroleum, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32496	77-0635673
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

6500 North Beltline Road, Suite 200, Irving, Texas	75063
(Address of principal executive	(Zip Code)
offices)

Registrant’s telephone number, including area code:  (214) 687-0030

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                                             Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, Cano Petroleum, Inc., a Delaware corporation (the “Company”), received a notice on November 10, 2010 from the NYSE Amex LLC (the “Exchange”) specifying that Cano did not meet one of the Exchange’s continued listing standards in that it failed to hold its 2009 annual meeting of stockholders prior to June 30, 2010.  On December 9, 2010, Cano provided to the Exchange its plan to regain compliance with the continued listing standards by May 10, 2011.

On January 14, 2011, Cano received notification from the Exchange (the “Letter”) indicating that the Exchange has determined that Cano has made a reasonable demonstration of its ability to regain compliance with the continued listing standards and therefore granted Cano an extension to regain compliance with the applicable listing standard by May 10, 2011.  Cano will be subject to periodic review by the Exchange to determine whether it is making progress consistent with the plan.  If the Exchange determines that Cano is not achieving progress consistent with the plan or Cano does not regain compliance with the continued listing standards by May 10, 2011, then Cano could be delisted from the Exchange.

Item 7.01                                             Regulation FD Disclosure.

On January 18, 2011, Cano issued a press release announcing receipt of the Letter (the “Press Release”).  A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In accordance with general instruction B.2 of Form 8-K, the information in this Item 7.01 and Exhibit 99.1 is furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits.

99.1         Press Release of January 18, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO PETROLEUM, INC.

Date: January 18, 2011
	By:	/s/ Michael J. Ricketts
Michael J. Ricketts
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of January 18, 2011